UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 12, 2021

Pioneer PE Holding LLC

(Exact name of registrant as specified in its charter)

(as successor in interest to Parsley Energy, Inc.)

Delaware	001-36463	46-4314192
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

777 Hidden Ridge

Irving, Texas 75038

(Address of principal executive offices and zip code)

(972) 444-9001

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	PE	New York Stock Exchange(1)

(Former name or former address, if changed since last report)

(1)     The registrant’s Class A common stock will be suspended from trading on the New York Stock Exchange prior to the opening of the market on January 13, 2021. A Form 25 will be filed with the Securities and Exchange Commission on January 13, 2021 to delist the registrant’s Class A common stock from the New York Stock Exchange and to remove it from registration under Section 12(b) of the Exchange Act.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Parsley Energy, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on October 20, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Pioneer Natural Resources Company, a Delaware corporation (“Pioneer”), Pearl First Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pioneer (“Merger Sub Inc.”), Pearl Second Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pioneer (“Merger Sub LLC”), Pearl Opco Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pioneer (“Opco Merger Sub LLC”), the Company and Parsley Energy, LLC, a Delaware limited liability company (“Opco LLC”), which provided for, among other things, (i) the merger of Merger Sub Inc. with and into the Company, with the Company continuing as the surviving entity (the “Surviving Corporation”) (such merger, the “First Company Merger”), (ii) simultaneously with the First Company Merger, the merger of Opco Merger Sub LLC with and into Opco LLC, with Opco LLC continuing as the surviving entity (such merger, the “Opco Merger”), and (iii) immediately following the First Company Merger and the Opco Merger, the merger of the Surviving Corporation with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (the “Surviving Company”) (such merger the “Second Company Merger” and, together with the First Company Merger and the Opco Merger, the “Mergers”). On January 12, 2021, following approval by the stockholders of both the Company and Pioneer at special meetings held that morning, the Mergers were consummated. The events described in this Current Report on Form 8-K took place in connection with the completion of the Mergers.

Item 1.02	Termination of a Material Definitive Agreement.

Credit Facility

In connection with the consummation of the Mergers, on January 12, 2021, Opco LLC, at the direction of the Company, terminated all outstanding lender commitments, including commitments of the lenders to issue letters of credit, under that certain Credit Agreement, dated as of October 28, 2016 (as amended from time to time, the “Credit Agreement”), by and among the Company, Opco LLC, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A. and BMO Harris Bank, N.A., as syndication agents, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, Royal Bank of Canada and U.S. Bank National Association, as documentation agents, and Wells Fargo Bank, National Association, as administrative agent. In connection with the termination of the Credit Agreement, on January 12, 2021, all outstanding obligations for principal, interest and fees under the Credit Agreement were paid off in full, and all liens securing such obligations and any letter of credit or hedging obligations permitted by the Credit Agreement to be secured by such liens and guarantees of such obligations were released.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note, on January 12, 2021, the Mergers were consummated in accordance with the terms of the Merger Agreement. In connection with the consummation of the Mergers, among other things, each share of Class A common stock, par value $0.01 per share, of the Company (the “Parsley Class A Common Stock”) issued and outstanding immediately prior to the effective time of the First Company Merger (the “Effective Time”) (other than shares of Parsley Class A Common Stock held in the treasury of the Company or owned, directly or indirectly, by Pioneer or Merger Sub Inc. immediately prior to the Effective Time and any unvested restricted shares of Parsley Class A Common Stock that did not vest by their terms as a result of the consummation of the Mergers) was at the Effective Time converted into and became exchangeable for 0.1252 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of Pioneer (the “Pioneer Common Stock”).

Additionally, at the Effective Time, each membership interest unit of Opco LLC (each, an “Opco LLC Unit”) issued and outstanding immediately prior to the Effective Time (other than any Opco LLC Unit owned, directly or indirectly, by the Company or Pioneer or any of their respective subsidiaries immediately prior to the Effective Time), and all rights in respect thereof, were converted into the right to receive a number of shares of Pioneer Common Stock equal to the Exchange Ratio. At the Effective Time, each share of Class B common stock, par value $0.01 per share, of the Company (the “Parsley Class B Common Stock” and, together with the Parsley Class A Common Stock, the “Parsley Common Stock”) was automatically cancelled for no additional consideration, subject to any statutory rights to appraisal pursuant to the General Corporation Law of the State of Delaware with respect to, and only with respect to, such shares of Parsley Class B Common Stock.

The issuance of shares of Pioneer Common Stock pursuant to the terms of the Merger Agreement, and other shares of Pioneer Common Stock reserved for issuance in connection with the transactions contemplated by the Merger Agreement, were registered under the Securities Act of 1933, as amended, pursuant to Pioneer’s registration statement on Form S-4, as amended (File No. 333-250888), which was declared effective by the SEC on December 4, 2020. The joint proxy statement/prospectus included in the registration statement contains additional information about the Mergers.

The foregoing description of the Mergers and the Merger Agreement, and the transactions contemplated thereby, is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Mergers, the Company notified the New York Stock Exchange (the “NYSE”) that the Mergers had been consummated and requested that the trading of shares of Parsley Class A Common Stock on the NYSE be suspended and that the listing of such shares on the NYSE be withdrawn. In addition, the Company requested that the NYSE file with the SEC a notification on Form 25 to report the delisting of shares of Parsley Class A Common Stock from the NYSE and to deregister shares of Parsley Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Surviving Company, as successor in interest to the Company, intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 1.02, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the First Company Merger, at the Effective Time, the Company became a wholly owned subsidiary of Pioneer. Immediately following the First Company Merger, as a result of the consummation of the Second Company Merger, the Company merged with and into the Surviving Company, a wholly owned subsidiary of Pioneer.

The information set forth in the Introductory Note, Item 2.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, each director of the Company prior to the Effective Time ceased his or her respective service as a director of the Company.

Also effective as of the Effective Time, each of Matt Gallagher, President and Chief Executive Officer, Bryan Sheffield, Executive Chairman, Ryan Dalton, Executive Vice President—Chief Financial Officer, David Dell’Osso, Executive Vice President—Chief Operating Officer, and Colin Roberts, Executive Vice President—General Counsel, resigned as an officer of the Company. These resignations were not a result of any disagreements between the Company and the officers on any matter relating to the Company’s operations, policies or practices. The Surviving Company will be ultimately managed by the directors and officers of Pioneer, as its wholly owned subsidiary.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Second Company Merger, the certificate of formation and limited liability company agreement of Merger Sub LLC as in effect immediately prior to the effective time of the Second Company Merger became the certificate of formation and limited liability company agreement of the Surviving Company, except that all references in such certificate of formation to Merger Sub LLC were automatically amended to become references to Pioneer PE Holding LLC. The certificate of formation and limited liability company agreement of Pioneer PE Holding LLC in effect at the Effective Time are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K.

The foregoing disclosures are subject to and qualified in their entirety by reference to Exhibits 3.1 and 3.2 of this Current Report on Form 8-K, which are incorporated by reference into this Item 5.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 12, 2021, the Company held a special meeting of stockholders (the “Special Meeting”) to vote upon the following matters: (i) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby (the “Merger Proposal”) and (ii) a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Mergers (the “Compensation Proposal”).

As of the close of business on December 7, 2020, the record date for the Special Meeting, there were 386,800,545 shares of Parsley Class A Common Stock and 26,062,891 shares of Parsley Class B Common Stock outstanding and entitled to vote on all matters. At the Special Meeting, 367,506,266 shares of Parsley Class A Common Stock and Parsley Class B Common Stock eligible to vote were present virtually during the Special Meeting or represented by proxy, constituting a quorum. At the Special Meeting, the Company’s stockholders approved the Merger Proposal and the Compensation Proposal by the affirmative vote of the number of shares of Parsley Common Stock required to approve such proposals.

The results of the Company stockholder votes taken at the Special Meeting, by proposal, were as follows:

Proposal 1 – Merger Proposal

For	Against	Abstentions	Broker Non-Votes
366,248,149	1,101,541	156,576	N/A

Proposal 2 – Compensation Proposal

For	Against	Abstentions	Broker Non-Votes
202,994,587	164,080,358	431,321	N/A

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated as of October 20, 2020, by and among Pioneer Natural Resources Company, Pearl First Merger Sub Inc., Pearl Second Merger Sub LLC, Pearl Opco Merger Sub LLC, Parsley Energy, Inc. and Parsley Energy, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on October 21, 2020).

3.1*	Certificate of Formation of Pioneer PE Holding LLC (f/k/a Pearl Second Merger Sub LLC), dated October 16, 2020, as amended by the Certificate of Merger, filed with the Secretary of State of the State of Delaware, on January 12, 2021.

3.2*	Limited Liability Company Agreement of Pioneer PE Holding LLC (f/k/a Pearl Second Merger Sub LLC), dated October 16, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
†

Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. the Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER PE HOLDING LLC
(as successor in interest to Parsley Energy, Inc.)

Dated: January 12, 2021

	By:	/s/ Richard P. Dealy
	Name:	Richard P. Dealy
	Title:	President and Chief Operating Officer